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Exhibit 3.18

                            ARTICLES OF INCORPORATION
                                       OF
                 SIGNATURE HEALTH CARE OF CALIFORNIA CORPORATION

                  The undersigned, a natural person of the age of eighteen years or more, acting as incorporator of this corporation under the Colorado Corporation Act, adopts the following Articles of Incorporation for this corporation:

                                    ARTICLE I
                               NAME OF CORPORATION

                  The name of the corporation is Signature Health Care of California Corporation.

                                   ARTICLE II
                             DURATION OF CORPORATION

                  The period of its duration is perpetual.

                                   ARTICLE III

         Section 3.1 Real Property and Business Enterprise. To purchase, lease or in any manner to hold, own, improve and develop for any and all purposes and to sell, convey, lease, mortgage or in any manner dispose of or deal with lands and real property and any estate or interest therein, to contract, acquire by purchase, lease or otherwise own, operate, manage, supervise and conduct and to sell, lease, mortgage or otherwise dispose of hotels, apartments, apartment houses, inns, lodging houses, garages and buildings, structures, and properties of all kinds, to engage in, conduct and carry on in any and all branches thereof the business or businesses of hotel keepers, innkeepers and garage keepers, and to own, operate, manage, supervise and contract to grant concessions, rights or licenses to others to operate, manage or otherwise dispose of, or deal with restaurants, cafes, bars, all kinds of business stores and offices, broadcasting stations, places of amusement and entertainment of all kinds, to carry on any lawful business and to do any and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes enumerated or incidental to the powers named or for the enhancement of the value of the property of the corporation or which should at any time appear conducive thereto or expedient.

         Section 3.2 Securities. To trade and deal in, and to acquire, own and dispose of, and to sell and purchase all forms of securities, including but not by way of limitation, stocks (preferred and common), mutual fund shares, notes, bonds, debentures, scrip, commodities, warrants, participation certificates, mortgages, deeds of trust, commercial paper, choses in action, evidences of indebtedness and other investments and obligations of every kind and description.

         Section 3.3 Corporate Investments. To invest its funds and to reinvest and keep the same invested in corporate stocks, stock rights, bonds, debentures, or any instrument representing any interest in the capital of corporations, domestic or foreign, associations, firms, syndicates, trustees, partnerships, individuals, governments, states, municipalities, or other political divisions, or issued or created by others, and to

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acquire the same by purchase or in any other manner, and to own, hold, sell, pledge, hypothecate, exchange or dispose of or turn the same to account in any other manner, and to deal in and with the same and to issue in exchange therefor or in payment thereof its own stocks, bonds or other obligations or to pay for the same in any other manner, and to exercise in respect thereof any and all rights, powers and privileges of individual ownership or interest therein, including the rights to vote thereon for any and all purposes, and to consent to and act in any other manner with respect thereto, and to do any and all acts and things for the preservation, protection, improvement and enhancement in the value thereof or designated to accomplish any such purpose.

         Section 3.4 Commodities, Oil and Gas. To invest its funds and to reinvest and keep the same invested in and to trade in commodities; and to invest its funds and to reinvest and keep the same invested in oil, gas and mineral interests and leases pertaining to the same.

         Section 3.5 Property in General. To build, purchase, lease, or otherwise acquire, own develop, manage, operate, improve, mortgage, create liens upon, deal in, sell, lease, or otherwise dispose of any and all kinds of property of every type and description connected with, incidental to, necessary, suitable, useful, convenient or appertaining to any or all of the purposes and powers of the corporation or any of its businesses and activities.

         Section 3.6 Borrowing and Finance. To borrow or raise money for any of the objects or purposes of the corporation without limit; to issue or negotiate bonds, debentures, debenture stock, notes, and other obligations therefor, secured or unsecured, and to secure payment thereof by pledge, mortgage, deed of trust or otherwise of the whole or any part of the property of the corporation so far as may be permitted by the laws of Colorado.

         Section 3.7 Purchase of Businesses. To acquire, in whole or in part the goodwill, rights, assets and business of, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, corporation or association; and to pay for the same in cash, stock of the corporation, bonds or otherwise; to hold or in any manner dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of the business so acquired.

         Section 3.8 Location of Corporation and Offices. To conduct its business in whole or in part, and to exercise any and all of its rights, powers and privileges, and to have one or more offices, and to register such offices, both within and without the state of Colorado.

         Section 3.9 Purchase of Corporation's Own Stock. To purchase, insofar as the same may be done without impairing the capital of the corporation, and to hold, pledge and reissue shares of its own capital stock; but such stock, so acquired and held, shall not be entitled to vote or receive dividends.

         Section 3.10 Where Business May be Conducted. To have one or more offices, conduct its business and promote its objects and purposes within and without the state of Colorado, in other

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states, the District of Columbia, the territories, colonies and dependencies of the United States, and in foreign countries, without restriction as to place or amount, but subject to the laws of such state, district, territory, colony, dependency or country.

         Section 3.11 Accomplishment of Purposes. To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, objects, or powers hereinbefore set forth to the same extent and as fully as a natural person might or could do, in any part of the world and whether alone or in association or partnership with other corporations, firms or individuals; and to have all the rights and powers and privileges now or hereafter conferred by the laws of the state of Colorado upon a corporation organized under the Colorado Corporation Code, as amended.

         Section 3.12 No Limitation on Objects and Powers. The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of any specific objects and powers shall not be held to limit or restrict in any way the general powers of the corporation. Nor shall such objects and powers, except when otherwise expressly provided, be in anywise limited or restricted by reference to, or inference from the terms of any other clause of these Articles of Incorporation, but the objects and powers specified in each of the foregoing clauses of this article shall be regarded as independent objects and powers.

                                   ARTICLE IV
                                     CAPITAL

         The aggregate number of shares the corporation shall have authority to issue is 1,000,000 shares of common stock having no par value.

                                    ARTICLE V
                                     VOTING

         No Cumulative voting shall be allowed.

                                   ARTICLE VI
                               PRE-EMPTIVE RIGHTS

         The shareholders shall have no pre-emptive rights to acquire additional or treasury shares of the corporation or securities convertible into shares or carrying stock purchase warrants or privileges.

                                   ARTICLE VII
                        ADOPTION AND AMENDMENT OF BY-LAWS

         The By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter or amend or repeal the By-Laws or adopt new By-Laws shall be vested in the Board of Directors, but the shareholders may also alter, amend or repeal the By-Laws or adopt new By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with statute or the Articles of Incorporation.

                                  ARTICLE VIII
                           REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the corporation is 1812 56th Avenue, Greeley, Colorado 80631.

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         The name of its registered agent at such address is John D.
Filkoski.

                                   ARTICLE IX
                       DEALINGS OF OFFICERS AND DIRECTORS

         In the absence of fraud, no contract or other transaction between this corporation and any other corporation or any partnership or association shall be affected or invalidated by the fact that any director or officer of the corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any person or persons, firms, associations, partnership or corporation pecuniarily or otherwise interested therein, provided that the existence and nature of any such interest, possession or connection of such director or officer shall be disclosed or shall have been known to the directors present at any meeting of the Board of Directors at which action on any such contract or transaction shall have been taken and provided further that the fact of such relationship is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify the contract or transaction by vote or written consent and the contract or transaction is fair and reasonable to the corporation.

         A director of this corporation shall not be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to this corporation or to its shareholders for monetary damages for (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law
(iii) acts specified in Section 7-5-114 of the Colorado Corporation Code; or
(iv) any transaction from which the director derived an improper personal benefit.

         If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

         Any repeal or modification of the foregoing provisions of this Article Ninth by the shareholders or the corporation shall not affect adversely any right or protection of a director of the corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification.

         Any director may be counted in determining the existence of a quorum and may vote at any meeting of the Board of Directors of the corporation for the purpose of authorizing any such contract or transaction with like force and effect as it he were not so interested, or were not a director, member or officer of such other corporation, firm, association or partnership.

                                    ARTICLE X
                          INDEMNIFICATION OF DIRECTORS
                         OFFICERS, EMPLOYEES AND AGENTS

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         Pursuant to Section 7-3-101 of the Colorado Revised Statutes, as
amended, each director, officer, employee or agent of the corporation (and his heirs, executors and administrators) shall be indemnified by the corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director, officer, employee or agent of the corporation, or at its request, of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director or officer at the time of imposing or incurring such expenses), except in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct; or in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the corporation is advised by counsel that the person to be indemnified did not commit a breach of duty. In addition to the foregoing right of indemnification the personal liability of each director of the corporation shall be eliminated and limited to the full extent permitted by the laws of the State of Colorado including without limitation as permitted by the provisions of
Section 7-3-101(1)(u) of the Colorado Revised Statutes and any successor provision as amended.

                                   ARTICLE XI
                                INITIAL DIRECTORS

         The number of directors constituting the initial Board of Directors is two and the names and addresses of the persons who are to serve as a directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

         NAME                                        ADDRESS
         ----                                        -------
         John D. Filkoski                            1812 56th Avenue
                                                     Greeley, CO  80631

         The number of members of the Board of Directors shall be established by the By-Laws of the corporation, but shall not be fewer than three members unless there are fewer than three shareholders of the corporation in which case, the number of directors may equal the number of shareholders.

                                   ARTICLE XII
                                  INCORPORATOR

         The name and address of the incorporator is:

         NAME                                        ADDRESS
         ----                                        -------
         John D. Filkoski                            1812 56th Avenue
                                                     Greeley, CO  80631

         DATEd at Greeley, Colorado this 23rd day of October, 1987.

                                                        /s/ John D. Filkoski
                                                        --------------------

STATE OF COLORADO          )
                           )ss.
COUNTY OF WELD             )

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         I, Jeanine Bormson, Notary Public hereby certify that on the 23rd day of October, 1987, personally appeared before me John D. Filkoski, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 23 day of October, 1987.

         My commission expires:       Sept. 9 [illegible]

                                                  /s/ Jeanine Bormson
                                                  -------------------
                                                     Notary Public

[SEAL]

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               ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

         FIRST: The name of the corporation is Signature Health Care of California Corporation.

         SECOND: The following amendment to the Articles of Incorporation was adopted on October 24, 1991, as prescribed by the Colorado Corporation Code by unanimous consent of the shareholder. All of the shares voted for the amendment.

         THIRD: Article I of the Articles of Incorporation is amended as follows:

                                    ARTICLE I

         NAME OF CORPORATION

                  The name of the corporation is Pueblo Norte, Inc. Signature Health Care of California Corporation

by  /s/  [illegible]
    -------------------------
         President

   /s/   [illegible]
    -------------------------
         Secretary
STATE OF COLORADO          )
                           )ss
COUNTY OF WELD             )

         The foregoing was acknowledged before on this    24th    day
of   October, 1991, by David L. Kremser, President of Signature

Health Care of California Corporation.
         Witness my hand and official seal.
         My commission expires:   6-4-95

                                                           /s/ Marybeth Durham
                                                           -------------------
                                                              Notary Public

[SEAL]